UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Plastic2Oil, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52444	90-0822950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

20 Iroquois Street Niagara Falls, NY	14303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 278-0015

NA

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2019, Plastic2Oil, Inc., a Nevada corporation (the “Company”), entered into an agreement (“Amendment to Note 1”) with Mr. Richard Heddle, the Company’s chief executive officer and a member of the Company’s board of directors, to extend the maturity date of the outstanding $1 million principal amount 12% Secured Promissory Note due December 1, 2018 (“Note 1”) to December 31, 2020. Mr. Heddle originally purchased Note 1 from the Company on August 29, 2013 in the Company’s private placement of 12% Secured Promissory Notes due December 31, 2018.

On July 25, 2019, the Company entered into an agreement (“Amendment to Note 2”) with Mr. Heddle to extend the maturity date of the outstanding $2 million principal amount 12% Secured Promissory Note due December 1, 2018 (“Note 2”) to December 31, 2020. Mr. Heddle originally purchased Note 2 from the Company on September 30, 2013 in the Company’s private placement of 12% Secured Promissory Notes due December 1, 2018.

The foregoing description of the Amendments are only a summary and is qualified in its entirety by the complete text of the Amendments, a copy of which are filed herewith as Exhibit 10.1and 10.2.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The exhibits required by this item are listed on the Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plastic2Oil, Inc.

Dated: July 30, 2019	By:	/s/ Richard Heddle
Richard Heddle
President, Chief Executive Officer, and Director

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement to Extend Time for Payment of 12% Secured Promissory Note due December 1, 2018

10.2	Agreement to Extend Time for Payment of 12% Secured Promissory due December 1, 2018